United States
Securities and Exchange Commission
Washington, DC 20549
___________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 7, 2009

PRESIDENTIAL LIFE CORPORATION (Exact Name of Registrant as Specified in Charter)

Delaware	0-5486	13-2652144
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

69 Lydecker Street, Nyack, New York	10960
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (845) 358-2300

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2009, by action of the Board of Directors (the “Board”) of Presidential Life Corporation (the “Corporation”), Herbert Kurz was removed as Chairman of the Corporation, effective immediately.  Also by action of the Board, Charles Snyder was removed from the position of Chief Financial Officer of the Corporation, effective as of December 9, 2009.

Also by action of the Board, Dominic F. D’Adamo, age 62, was appointed Acting Chief Financial Officer of the Corporation, effective as of December 9, 2009.  Mr. D’Adamo was, most recently, Senior Vice President of Finance at EmblemHealth Inc. from 2003 to 2008.  Previously, he was Managing Director and Corporate Controller of Marsh Inc. from 1976 to 2003.  Mr. D’Adamo has a M.B.A. and a B.B.A. from Baruch College of the City University of New York.  He is a licensed CPA and a member of the American Institute of Certified Public Accountants.  Mr. D’Adamo also served as a member of the AICPA Insurance Agents & Brokers Task Force.

The Corporation issued a press release announcing the removals of Mr. Kurz and Mr. Snyder and the appointment of Mr. D’Adamo.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01        Other Events.

On December 7, 2009, the Corporation issued a press release announcing that it had mailed its consent revocation statement and soliciting materials to stockholders in connection with the consent solicitation initiated by Herbert Kurz.  A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.

(d)     Exhibits:

Exhibit Number	Description

99.1	Press Release, issued by Presidential Life Corporation on December 10, 2009

99.2	Press Release, issued by Presidential Life Corporation on December 7, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESIDENTIAL LIFE CORPORATION

Date: December 10, 2009	By:	/s/ Donald L. Barnes
Donald L. Barnes, President and Duly Authorized Officer of the Registrant

Date: December 10, 2009	By:	/s/ Dominic F. D’Adamo
Dominic F. D’Adamo, Acting Chief Financial Officer of the Registrant

Exhibit Index

Exhibit Number	Description

99.1	Press Release, issued by Presidential Life Corporation on December 10, 2009

99.2	Press Release, issued by Presidential Life Corporation on December 7, 2009